EXHIBIT 10.23

                         COMMERCIAL AND INDUSTRIAL LEASE

           J&J INVESTMENTS; LANDLORD AND CONTRACT SERVICE, INC; TENANT

                         COMMERCIAL AND INDUSTRIAL LEASE

THIS LEASE made and entered into this 1ST day of March, 1997, by and between J&J INVESTMENTS hereinafter called "Landlord," and CONTRACT SERVICE, INC. hereinafter called "Tenant."

                                   WITNESSETH:

In consideration of the covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties hereto as follows:

I. DEFINITIONS:

1. DEMISED PREMISES:

        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord all those certain premises consisting of a two-story masonry block building containing approximately 21,000 square feet, situated on a parcel of land in a complex known as 3210 and 3222 Washington Street (240 West 3222 South) in the City of South Salt Lake, State of Utah (the Demised Premises') for the term and upon the rental herein set forth. The complex commonly known as 3210 and 3222 Washington Street, South Salt Lake City, Utah, is shown on Exhibit A attached hereto ( the 'Complex').

Tenant shall also have the right to the exclusive use of the fenced yard and parking areas located on the property of the Complex fronting on Washington Street and the joint use of the fenced yard located at the rear of the property of the Complex fronting on 300 West Street with any other tenants of the property of the Complex. However, this right shall be subject to the exclusive control and management of Landlord. Landlord shall have the right, from time to time, to establish and modify and enforce reasonable rules and regulations with respect to parking."

2. PROPORTIONATE SHARE:

        As used in Section III, paragraphs 1 (a), 3, 5 and 6 and elsewhere herein, "proportionate share" or "tenant's share" means that fraction, the numerator of which is the number of square
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feet leased by the Tenant in the Demised Premises and the denominator which is the number of square feet in the Complex.

II.  TERM:

        TO HAVE AND TO HOLD said premises unto Tenant for a term of five years beginning on 1st day of March, l997, and ending on the 28th day of February, 2002.

III.  TERMS AND CONDITIONS OF LEASE:

        This Lease is made on the following terms and conditions, which are expressly agreed to by Landlord and Tenant:

1. BASE RENT: The Tenant agrees to pay as base rental to Landlord, at the address specified in this Lease or at such other place Landlord may from time to time designate in writing, the sum of: SIX HUNDRED SIXTY SEVEN THOUSAND FIFTY SIX AND 00/100 DOLLARS ($667,056). Said sum to be lawful money of the United States payable as follows: $ 17,560 less $2,620 (a previous deposit received) shall be paid upon the execution of this Lease of which $10,060.00 represents the first month's rent and of which $7500.00 represents the security deposit. Then beginning on April 1, 1997 and until February 28, 1998 Tenant shall pay Landlord the sum of $10,060.00. Then beginning March 1, 1998 and on the first day of the month of each month thereafter until February 28, 1999 the Tenant shall pay $10,563.00 to the Landlord. Then beginning on March 1, 1999 and on the first day of each month thereafter until February 28, 2000 the Tenant shall pay $11,091.00 to the Landlord. Then beginning March 1, 2000 and on the first day of each month thereafter until February 28, 2001 the Tenant shall pay $11,646.00 to the Landlord. Then beginning March 1, 2001 and on the first day of each month thereafter until February 28, 2002 the Tenant shall pay $12,228.00 to the Landlord.

        (a) ADDITIONAL RENT: In addition to Tenant's monthly base rent, Landlord will collect from Tenant its proportionate share of the operating expenses attributable to the Demised Premises on a monthly basis. The following items are included as operating expenses:

                1.      Real estate taxes
                2.      Fire and liability insurance
                3.      Common utilities and water and sewer charges

        The estimated cost for 1997 is 3.55 cents per square foot or $745 per month. At year

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        end the actual operating costs shall be determined by Landlord and any adjustment in such estimate shall be made with appropriate additional payments by or refunds to Tenant, as appropriate.

        (b) SECURITY DEPOSIT: Tenant contemporaneously with the execution of this lease, has deposited with Landlord the sum of $7500.00 receipt of which is hereby acknowledged by Landlord, said deposit being given to secure the faithful performance by the Tenant of all of the terms, covenants and conditions of this lease by the Tenant to be kept and performed during the term hereof. Tenant agrees that if the Tenant shall fail to pay the rent herein reserved promptly when due, said deposit may, at the option of the Landlord (but Landlord shall not be required to) be applied to any rent due and unpaid, and if the Tenant violates any of the other terms, covenants and conditions of this Lease, said deposit shall be applied to any damages suffered.

                Nothing contained in this paragraph shall in any way diminish or be construed as waiving any of the Landlord's other remedies as provided herein, or by law. If the security deposit is applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, on the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said security deposit to its original amount, and Tenant's failure to do so within fifteen (15) days after receipt of such demand, shall constitute a breach of this lease. Should Tenant comply with all of the terms, covenants and conditions of this lease and promptly pay all of the rental herein provided for as it falls due, and all other sums payable by Tenant to Landlord hereunder, said security deposit shall be returned in full to Tenant at the end of the term of this lease, or upon the earlier termination of this lease pursuant to the provisions hereof, except in the event the demised premises are sold as a result of the exercise of any power of sale under any mortgage or deed of trust, in which event this lease shall be automatically amended to delete any reference to this paragraph and Tenant shall be entitled to immediate reimbursement of its security deposit from the party then holding said deposit.

        (c) LATE CHARGES: In the event Tenant fails to pay said rental (including any additional rental due hereunder) within ten (10) days of the due date, a late charge of ten percent (10%) shall be due and payable to Landlord.

2. RENEWAL OPTIONS: Provided that the Tenant is not in default under this Lease, Tenant shall have the option to renew the Term of this Lease as to the entire Demised Premises for a period of (60) months (the "First Renewal Term" ) to commence at the expiration of the initial Term of this lease, and to renew the First Renewal Term of this Lease as to the entire Demised Premises for an additional period of sixty (60) months (the "Second Renewal

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        Term") to commence at the expiration of the First Renewal Term. Tenant must exercise its option to renew by delivering written notice of such election to Landlord not less than six (6) months nor more than twelve
        (12) months prior to the expiration of the Term or the First Renewal Term, as applicable. Any such renewal of this Lease shall be upon the same terms and condition of this Lease, except:

        (a) The Leasehold improvements will be provided to Tenant in their then-existing condition (on an "as is basis") at the time each Renewal Term commences; and

        (b) At the time the First Renewal Term and the Second Renewal Term commence Landlord may adjust the Base Rent under the initial term (i) during the first Renewal Term, up to the Prevailing Market Rate, as hereinafter defined, and (ii) during the Second Renewal Term, up to the Prevailing Market Rate. The term "Prevailing Market Rate" shall mean the base rent per square foot of rentable area being charged for similar space in comparable premises in comparable location in Salt Lake City, Utah at the time the Renewal Terms commence; notwithstanding paragraph (b) above.

        (c) During each Renewal Term, the Base Rate shall escalate by at least five percent (5%) over the prior year's rental rate.

3. AUTHORIZED USE: Tenant shall use the Demised Premises for the following purpose, and for no other purpose whatsoever, without the written consent of Landlord first had and obtained: officing, sales, workshop, sheet metal fabrication, warehousing distribution.

        Tenant shall not commit or knowingly permit any waste of the Demised Premises or use the same for any unlawful purpose. The Tenant will comply with all applicable federal, state and local laws, ordinances and regulations relating to the Demised Premises and its use and operation by the Tenant.

        (a)     Hazardous Material:

                1. Tenant agrees not to keep, use or permit to be kept or used on the Demised Premises any flammable fluids, explosives or any "hazardous substance," "solid waste," or "hazardous waste" as said terms are defined in 42 U.S.C. 9601(14), and 40 C.F.R. 261.1 et seq. in
                        violation of applicable law without the prior written permission of Landlord.

                2. Tenant shall comply with all obligations imposed by environmental laws and all other restrictions and regulations upon the use, generation, storage or disposal of Hazardous Materials by tenant, its agents or employees at, to or from the Demised

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                        Premises.

                3. Tenant shall deliver promptly to Landlord true and correct copies of all notices received by Tenant from any governmental authority with respect to the use, generation, storage or disposal by Tenant of Hazardous Materials at, to or from the Demised Premises and shall immediately notify Landlord both by telephone and in writing of any unauthorized discharge of Hazardous Materials by Tenant that Tenant reasonably believes imposes and imminent hazard to the Demised Premises, the public or the environment.

                4. Tenant shall complete fully, truthfully and promptly any questionnaires sent by Landlord with respect to Tenant's generation, storage and disposal of Hazardous Materials at, to or from the Demised Premises, which questionnaires are required by governmental authorities.

                5. If Landlord conducts any environmental inspections as a result of its reasonable belief that Tenant's activities have or are likely to result in a violation of environmental laws or a release of Hazardous Materials on the Demised Premises and such violation by Tenant has actually occurred, then Tenant shall pay to Landlord as additional rent, the costs incurred by Landlord for such inspections.

                6. Tenant shall cease immediately upon notice form Landlord any activity which violates any environmental laws.

                7. After notice to and approval by Landlord, which approval shall not be unreasonably withheld, Tenant shall promptly remove, cleanup, dispose of or otherwise remediate, in accordance with environmental laws and good commercial practice, any Hazardous Materials on, under or about the Demised Premises caused by Tenant's acts on the Demised Premises.

                8. Tenant agrees to indemnify, defend and hold Landlord and its officers, partners, directors, shareholders, employees and agents harmless from any claims, judgments, damages, fines, penalties, costs, liabilities ( including sums paid in settlement of claims) or loss, including attorneys' fees, consultants' fees, and expert fees which arise during or after the term of this lease or renewals thereof in connection with the presence of Hazardous Materials in the soil, ground water or soil vapor on or under the Demised Premises or the Complex caused by the acts or negligent omissions of Tenant, its officers, employees or agents. Without limiting the generality of the foregoing, this indemnification obligation of Tenant shall survive the expiration of this Lease and specifically covers costs incurred in connection with any investigation of site conditions or any clean up,

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                        remedial, removal or restoration work required by any
                        federal, state or local governmental agency or political subdivision because of the presence or suspected presence of Hazard Materials in the soil, ground water or soil vapor on or under the Demised Premises and the Complex caused by the acts or negligent omissions of Tenant, its officers, employees or agents.

        (b) ADA. Tenant shall comply with the Americans with Disabilities Act of 1990 (ADA) and the regulations promulgated thereunder relating to any alterations, additions or improvements which Tenant makes to the Demised Premises. Tenant hereby expressly assumes all responsibility for compliance with the ADA relating to the interior, non-structural portions of the Demised Premises and Tenant's specific use of the Demised Premises. Any alterations to the interior, non-structural portions of the Demised Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA, shall be done in accordance with the provisions of this Lease; provided, that Landlord's consent to such alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA, or a representation or confirmation by Landlord that such alterations comply with the provisions of the ADA."

4. PAYMENT OF TAXES AND OTHER ASSESSMENTS: Tenant shall pay its proportionate share when they are due of all property taxes, license fees and assessments levied or imposed which are attributable to the Demised Premises or measured by the rent payable hereunder during the term of this Lease or any extension thereof, by Federal, state, municipal or other governmental authority excluding federal income tax or gift tax; provided, however, that no law or practice postponing the payment of such taxes, assessments or charges until after the termination of this Lease shall relieve Tenant of the obligation to make such payments. Payment of such taxes shall be made by Tenant to Landlord not later than thirty (30) days following the date on which Landlord provides Tenant with written evidence of such taxes in the form of a copy of the tax return or notice. If Tenant fails to pay any of such taxes, charges or other impositions when due, Landlord may pay the same under the provisions of paragraph 20, hereinafter set forth. Anything herein to the contrary notwithstanding, if Tenant deems excessive or illegal any such tax or assessment, Tenant may defer payment thereof so long as the validity or the amount thereof is contested by Tenant in good faith, in which case Tenant shall furnish to Landlord a bond, in form reasonably satisfactory to Landlord, in an amount equal to the amount of taxes or assessments so contested, w bond shall guarantee the payment thereof with interest and penalties thereon.

5. CONDITION OF THE PREMISES: Tenant accepts the Demised Premises in the condition they are in at the time of its taking thereof. Tenant agrees, if, during the term of this Lease, Tenant shall change the usual method of conducting Tenant's business on the Demised Premises, or should Tenant install thereon or therein any new facilities, Tenant will, at the sole cost and expense of Tenant, make alterations or improvements in or to the

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        Demised Premises which may be required by reason of any Federal or state law, or by any municipal ordinance, oprr regulation applicable thereto. Landlord warrants that the building, on date of occupancy, meets all currently applicable Federal, state and municipal laws and ordinances.

6. TENANT'S PAYMENT FOR PROPERTY INSURANCE: Tenant shall pay its proportionate share of insurance maintained by the Landlord which are attributable to the Demised Premises against the perils of fire, the "extended coverages", vandalism and mischief, and all risks to the building as well as coverage for six months rent loss due to business interruption from the covered risks. The amount of insurance coverage shall be in an amount equal to ninety percent (90%) of the replacement value of the Demised Premises. Tenant shall be responsible for any damage to premises as a result of forced entry into the Demised Premises or burglary thereof. Also, Tenant shall maintain insurance coverage for Tenant's personal property improvements, and alterations to the premises. This insurance shall cover the same risks and shall be for the same percentage of replacement value as the insurance maintained by the Landlord. The proceeds from such insurance shall be used to replace Tenant's personal property and to restore its improvements and alterations. Both Landlord and Tenant shall be named as coinsureds for this coverage maintained by the Tenant. Landlord shall be given thirty
        (30) days notice prior to cancellation or termination of this insurance policy.

7. REPAIR AND CARE OF BUILDING AND PAYMENT OF UTILITIES BY TENANT: Tenant shall pay all charges, when due, including but not limited to charges for water, heat, gas, electricity and other public utilities used on the Demised Premises, including all replacements of light bulbs, tubes, ballasts and starters within a reasonable time after they burn out.

        Tenant agrees, at its sole cost and expense, to keep the interior of the Demised Premises and the grounds outside the Demised Premises in good condition, and to keep the sidewalks, driveways and parking lots of the Demised Premises free from snow and ice, and agrees to pay for all labor, materials and other repairs to, and replacement of, the electrical wiring, plumbing, air-conditioning and heating systems. Tenant shall also be responsible to clean and paint the interior of the Demised Premises such that it is returned to Landlord in the same condition as received by Tenant, normal wear and tear excepted.

        Tenant also agrees to pay its proportionate share for:

                1. Mowing of grass, care of shrubs, and general landscaping, if any;

                2. The cleaning and painting of the exterior of the premises as reasonably deemed desirable by the Landlord for maintaining the Demised Premises in a clean, attractive and sanitary condition; and

                3. The removal of snow and ice, as may be reasonably possible, from driveways and

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                        parking lots.

8. REPAIR OF BUILDING BY LANDLORD: Landlord agrees for the term of this Lease, at Landlord's sole cost and expense to maintain the roof in good condition and repair, and to repair any latent defects in the exterior walls, floor joists, and foundations, and to repair any defects or any damage that might result from acts of Landlord or Landlord's representatives. Landlord shall not, however, be obligated to repair any such damage until written notice of the need of repair shall have been given to Landlord by Tenant and, after such notice is so given, Landlord shall have a reasonable time in which to make such repairs.

9.      ALTERATIONS OF BUILDING AND INSTALLATION OF FIXTURES AND OTHER
        APPURTENANCES: Tenant may, with written consent of Landlord, which consent shall not be unreasonably withheld or delayed, but at Tenant's sole cost and expense in a good and workmanlike manner, make such alterations and repairs to the Demised Premises as Tenant may require for the conduct of its business without, however, materially altering the basic character of the building or improvements, or weakening any structure on the Demised Premises. Tenant shall have the right, with the written permission of Landlord, to erect, at Tenant's sole cost and expense, such temporary partitions, including office partitions, as may be necessary to facilitate the handling of Tenant's business and to install telephone and telephone equipment and wiring, and electrical fixtures, additional lights and wiring and other trade appliances. Any alterations or improvements to the Demised Premises, including partitions, all electrical fixtures, lights and wiring shall, at the option of Landlord, become the property of Landlord, at the expiration or sooner termination of this Lease. Should Landlord request Tenant to remove all or any part of the above mentioned items, Tenant shall do so prior to the expiration of this Lease and repair the Demised Premises as described below. Temporary moveable shelves, bins, and machinery installed by Tenant shall remain the property of Tenant and may be removed by Tenant at any time; provided, however, that all covenants, including rent due hereunder to Landlord shall have been complied with and paid. At the expiration or sooner termination of this Lease, or any extension thereof, Tenant shall remove said shelves, bins and machinery and repair, in a good workmanlike manner, all damage done to the Demised Premises by such removal.

10. ERECTION AND REMOVAL OF SIGNS: Tenant may, if building policy and city ordinances permit, place suitable signs on the Demised Premises for the purpose of indicating the nature of the business carried on by Tenant in said premises; provided, however that such signs shall be in keeping with other signs in the district where the Demised Premises are located; and provided, further, that the location and size of such signs shall be approved by Landlord prior to their erection. Signs shall be removed prior to the expiration of this lease and any damage to the Demised Premises caused by installation or removal of signs shall be repaired at expenses of the Tenant. All work shall be completed in a good workmanlike manner.

11. GLASS: Tenant agrees to immediately replace, at its sole cost and expense, all glass into

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        the Demised Premises if broken or damaged during the term of this Lease with glass of the same quality as that broken or damaged.

12. RIGHT OF ENTRY BY LANDLORD: Tenant, shall permit inspection of the Demised Premises during reasonable business hours by Landlord or Landlord's agents or representatives for the purpose of ascertaining the condition of the Demised Premises and in order that Landlord may make such repairs as may be required to be made by Landlord under the terms of this Lease. Sixty (60) days prior to the expiration of this Lease, Landlord may post suitable notice on the Demised Premises that the same are "For Rent" an may show the Demised Premises to prospective tenants at reasonable times. Landlord may not, however, thereby unnecessarily interfere with the use of Demised Premises by Tenant.

13. ASSIGNMENT AND SUBLETTING: Neither this Lease nor any interest herein may be assigned by Tenant voluntarily or involuntarily, or by operation of law, and neither all nor any part of the Demised Premises shall be sublet by Tenant without the written consent of Landlord first had or otherwise obtained; however, Landlord agrees not to withhold its consent unreasonably for Tenant to assign or sublet the Demised Premises. In the event the Demised Premises should be sublet, as herein provided, at an increased rental, fifty (50%) percent of said increase shall be paid to Landlord by Tenant as additional rental. Any assignment or subletting shall not release Tenant from its obligations under this lease.

        Notwithstanding the preceding paragraph, Tenant may transfer, assign or sublet this Lease to an "Affiliate," as hereinafter defined, without Landlord's consent. An Affiliate shall mean (i) a person or entity that controls or is controlled by or under common control with Tenant, (ii) a person or entity that survives a merger or consolidation with or into Tenant and (iii) a person or entity to which all or substantially all of the assets of Tenant may be sold, transferred or conveyed, whether by operation of law, by contract or otherwise. The term "control" means, with respect to an entity, the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of such entity, or the power to direct the management or policies of such entity, whether by operation of law, by contract or otherwise. With respect to either party's assignment or subletting permitted hereunder without the other party's consent, the assigning party shall provide written notice of such assignment or subletting to the other party within thirty (30) days of the effective date of such assignment or sublet.

14. DAMAGE OR DESTRUCTION: If the Demised Premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the Demised Premises without expense to Tenant, subject to delays due to adjustment of insurance claims, strikes and other causes beyond Landlord's control. If such damage or destruction shall render the Demised Premises untenable in whole or in part, the rent shall be abated wholly or proportionately as the case may be until the damage shall be repaired and the Demised Premises restored. If the damage or destruction shall be so extensive as to require the substantial rebuilding, i.e., expenditure of fifty (50%) percent

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        or more of replacement cost of the building or buildings on the demised premises, Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty (30) days after the occurrence of such damage or destruction. Landlord and Tenant hereby release each other from responsibility for loss or damage occurring on or to the Demised Premises or the premises of which they are a part or to the contents of either thereof, caused by fire or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of recovery against the other for such loss or damage. Willful misconduct lawfully attributable to either party, whether in whole or in part a contributing cause of the casualty giving rise to the loss or damage, shall not be excused under the foregoing release and waiver.

15. INJURIES AND PROPERTY DAMAGE: Tenant agrees to indemnify and hold harmless Landlord of and from any and all claims of any kind or nature arising from Tenant's use of the Demised Premises during the term hereof, and Tenant hereby waives all claims against Landlord for damage to goods, ware, merchandise or for injury to persons in and upon the Demised Premises from any cause whatsoever, except such as might result from the negligence of Landlord or Landlord's representatives or from failure of Landlord to perform its obligation hereunder within a reasonable time after notice in writing by Tenant requiring such performance by Landlord. Tenant shall at all times during the term hereof keep in effect in responsible companies, acceptable to Landlord, liability insurance in the names of and for the benefit of Tenant and Landlord with limits as follows:

                Bodily Injury, $2,000,000.00 each occurrence; Property Damage, $100,000.00; or in lieu thereof, a combined limit of bodily injury and property damage liability of not less than $2,000,000.00.

        Such insurance may, at Tenant's election, be carried under any general blanket coverage of Tenant. A renewal policy shall be procured not less than ten
(10) days prior to the expiration of any policy. Each original policy or a certified copy thereof, or a satisfactory certificate of the insurer evidencing insurance carried with proof of payment of the premium shall be provided by Tenant upon the request of Landlord. Tenant shall have the right to settle and adjust all liability claims and all other claims against the insuring companies, but without subjecting Landlord to any liability or obligation.

16. SURRENDER OF PREMISES: Tenant agrees to surrender the Demised Premises at the expiration, or sooner termination, of the term of this Lease, or any extension thereof, in the same condition as when said premises were delivered to Tenant, or as altered, pursuant to the provisions of this Lease, ordinary wear, tear and damage by the elements excepted, and Tenant shall remove all of its personal property. Tenant agrees to pay a reasonable cleaning charge should it be necessary for Landlord to restore or cause to be restored the premises to the same condition as when said premises were delivered to Tenant.

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17.     HOLDOVER: Should the Landlord permit Tenant to holdover the Demised
        Premises or any part thereof, after the expiration of the term of this Lease, then and unless otherwise agreed in writing, such holding over shall constitute a tenancy from month-to-month only, and shall in no event be construed as a renewal of this Lease and all provisions of this Lease not inconsistent with a tenancy from month-to-month shall remain in full force and effect. During the month-to-month tenancy, Tenant agrees to give Landlord thirty (30) days prior written notice of its intent to vacate premises. Tenant agrees to vacate the premises upon thirty (30) days prior written notice from Landlord. The rental for the month-to-month tenancy shall be equal to 150% of the rental payable for the last month of the previous term of this Lease.

18. QUIET ENJOYMENT: If and so long as Tenant pays the rents reserved by this Lease and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the demised premises, subject, however, to the terms of this Lease, and Landlord will warrant and defend Tenant in the enjoyment and peaceful possession of the demised premises throughout the terms of this Lease.

19. WAIVER OF COVENANTS: The failure of any party to enforce the provisions of this Lease shall not constitute a waiver unless specifically stated in writing, signed by the party whose rights are deemed waived, regardless of a party's knowledge of a breach hereunder.

20. DEFAULT: If Tenant shall make default in the fulfillment of any of the covenants and conditions hereof except default in payment of rent, Landlord may, at its option, after fifteen (15) days prior notice to Tenant, make performance for Tenant and for the purpose advance such amounts as may be necessary. Any amounts so advanced, or any expense incurred, or sum of money paid by Landlord by reason of the failure of Tenant to comply with any covenant agreement, obligation or provision of this Lease, or in defending any action to which Landlord may be subjected by reason of any such failure for any reason of this Lease, shall be deemed to be additional rent for the Demised Premises and shall be due and payable to Landlord on demand. The acceptance by Landlord of any installment of fixed rent, or of any additional rent due under this or any other paragraph of this lease, shall not be a waiver of any other rent then due nor of the right to demand the performance of any other obligation of the Tenant under this Lease. Interest shall be paid to Landlord on all sums advanced by Landlord at an annual interest rate of 2% over the prime rate charged by FIRST SECURITY BANK.

        If Tenant shall make default in fulfillment of any of the covenants or conditions of this Lease (other than the covenants for the payment of rent or other amounts) and any such default shall continue for a period of thirty (30) days after notice, then Landlord may, at its option, terminate this Lease by giving Tenant written notice of such termination and, thereupon, this Lease shall expire as fully and completely as if that day were the date definitely fixed for the expiration of the term of this Lease and Tenant shall quit and surrender the Demised Premises.

21. DEFAULT IN RENT, INSOLVENCY OF TENANT: If Tenant shall make default in the payment of the rent reserved hereunder, or any part thereof, or in making any other payment

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        herein provided for, and any such default shall continue for a period of ten (10) days, after written notice to Tenant, or if the Demised
        Premises or any part thereof shall be abandoned or vacated or if Tenant shall be legally dismissed therefrom by or under any authority other than Landlord, or if Tenant shall file a voluntary petition in bankruptcy or if Tenant shall file any petition or institute any proceedings under any insolvency or United States Bankruptcy Code or any amendment thereto hereafter made, seeking to effect its reorganization or a composition with its creditors, or if any proceedings based on the insolvency of Tenant or relating to bankruptcy proceedings are commenced and remain unstayed for forty-five (45) days, a receiver or trustee shall be appointed for Tenant or the Demised Premises or if any proceedings shall be commenced for the reorganization of Tenant or if the leasehold estate created hereby shall be taken on execution or by any process of law or if Tenant shall admit in writing its inability to pay its obligations generally as they become due, then Landlord, in addition to any other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Demised Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Landlord may elect to reenter, as herein provided, or Landlord may take possession pursuant to this Lease and relet the Demised
        Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in the exercise of Landlord's sole discretion may deem advisable with the right to make alterations and repairs to said premises. Upon each subletting, Tenant shall be immediately liable for and shall pay to Landlord, in addition to any indebtedness due hereunder, the costs and expenses of such reletting including advertising costs, brokerages fees, any reasonable attorney's fees incurred and the cost of such alterations and repairs incurred by Landlord, and the amount, if any, by which the rent reserved in this Lease for the period of such reletting (up to but not beyond the term of this Lease) exceeds the amount agreed to be paid as rent for the Demised Premises for said period by such reletting. If Tenant has been credited with any rent to be received by such reletting and such rents shall not be promptly paid to Landlord by the new Tenant, such deficiency shall be calculated and paid monthly by Tenant. No such re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless the termination thereof be decreed by a court of competent jurisdiction or stated specifically by the Landlord in writing addressed to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such breach, including the cost of recovering the Demised Premises including attorney's fees, court costs, and storage charges and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then chargeable rent on the premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In no event, shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

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22.     ENFORCEMENT: In the event either party shall enforce the terms of this
        Lease by suit or otherwise, the party at fault shall pay the costs and expenses incident thereto, including reasonable attorney's fees.

23. FAILURE TO PERFORM COVENANT: Any failure on the part of either party to this Lease to perform any obligations hereunder, other than Tenant's obligation to pay rent, and any delay in doing any act required hereby shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any similar cause beyond the control of the party so failing to perform, to the extent and for the period that such continues.

24. RIGHTS OF SUCCESSORS AND ASSIGNS: The covenants and agreements contained in this Lease will apply to, inure to the benefit of, and be binding upon the parties hereto, their heirs, distributees, executors, administrators, legal representatives, permitted assigns, and upon their respective successors in interest except as expressly otherwise hereinabove provided.

25. TIME: Time is of the essence of this Lease and every term, covenant and condition herein contained.

26. LIENS: Tenant agrees not to permit any lien for monies owing by Tenant to remain against the Demised Premises for a period of more than thirty
        (30) days following discovery of the same by Tenant; provided, however, that if tenant posts a bond in the amount of the lein nothing herein contained shall prevent Tenant, in good faith and for good cause from contesting the claim or claims of any person, firm or corporation growing out of Tenant's operation of the Demised Premises or costs of improvements by Tenant on the said premises, and the postponement of payment of such claim or claims, until such contest shall finally be decided not to be a violation of this Lease or any covenant thereof. Should any such lien be filed and not released or discharged or action not commenced to declare the same invalid within thirty (30) days after discovery of the same by Tenant, Landlord may at Landlord's option (but without any obligation so to do) pay and discharge such lien and may likewise pay and discharge any taxes, assessments or other charges against the Demised Premise which Tenant is obligated hereunder to pay and which may or might become a lien on said premises. Tenant agrees to repay any sum so paid by Landlord upon demand therefor, as provided for in paragraph 20 herein.

27. SUBORDINATION: This Lease shall be subject and subordinate to all mortgages, deeds of trust and related security instruments which may now or hereafter encumber the Demised Premises and to all renewals, modifications, consolidations, replacements and extensions thereof and to each advance made thereunder, provided that Tenant has received from the holder thereof an agreement that Tenant will not be disturbed in its possession of the Demised Premises, or have its rights under this Lease modified or terminated other than pursuant to the terms of this Lease. In the event of the enforcement by the trustee or the beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Tenant will, upon the request of any person or party succeeding to the interest of said trustee or beneficiary as a result of such enforcement (and

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
        subject to the aforesaid recognition of Tenant's rights under the Lease), automatically become the tenant of, and attorn to, such successor in interest without change in the terms or provisions of this Lease.

28. DEFAULT BY LANDLORD: Except where the provisions of this Lease grant Tenant an express, exclusive remedy, or expressly deny Tenant a remedy, if:

        (a) Landlord fails to pay amount payable by Landlord hereunder and such failure to pay continues and remains unremedied for a period of fifteen (15) days after written notice thereof given by Tenant to Landlord; or

        (b) Landlord fails to perform or observe any covenant, term, provision or condition of this Lease that interferes in any material respect with Tenant's use and enjoyment of the Demised Premises, and such failure continues for a period of thirty (30) days after written notice thereof given by Tenant to Landlord; provided, however, if the nature of the default is such that it cannot be cured with the exercise of Landlord's reasonable and good faith efforts within the thirty (30) day period, Landlord shall have up to ninety (90) days from the date of Tenant's notice to cure such default, provided Landlord undertakes such curative action within the thirty (30) day period and diligently and continuously proceeds with such curative action using Landlord's reasonable and good faith efforts;

then, Tenant may deliver a second notice to Landlord, and if such default shall continue uncured by Landlord and/or its mortgagee for an additional thirty (30) days after the delivery of such second notice, Tenant shall have the right to exercise one or more of the following options, but not (i) and (ii) simultaneously: (i) Tenant may cure the default which, in the case of a monetary default, may be effected by the withholding of or offsetting against rent, and Landlord shall reimburse Tenant (which reimbursement may be effected through the withholding of or offsetting against rent) for all reasonable sums expended in so curing said default, (ii) Tenant may terminate this Lease and (iii) Tenant may pursue all other remedies at law or in equity to which Tenant may be entitled. Tenant may not terminate this Lease because of Landlord's default unless specifically permitted pursuant to this paragraph or unless otherwise specifically provided in this Lease. Tenant specifically agrees that the cure of any default by and Landlord mortgagee shall be deemed a cure by Landlord under this Lease.

29. CONSTRUCTION OF LEASE: Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the sense requires.

30. SIGNING OF DOCUMENTS: Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. Such subordination and attornment documents may contain such provisions as are customarily required by any ground Landlord, beneficiary under a deed of trust or mortgagee. If Tenant fails to do so within ten (10) days after written request, Tenant

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
        hereby makes, constitutes and irrevocably appoints Landlord, or any transferee successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

31.     ESTOPPEL CERTIFICATES:

        (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and
                (v) such other matters as may be reasonably required by Landlord or the holder of a mortgage, deed of trust or lien to which the Property is or becomes subject. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

32. TENANT'S FINANCIAL CONDITION: Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord most recent financial statements made as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

33. PARAGRAPH HEADINGS: The paragraph headings as to the contents of particular paragraphs herein, are inserted only for convenience and are in no way to be construed as part of such paragraph or as a limitation on the scope of the particular paragraph to which they refer.

34. NOTICES: It is agreed that all notices required or permitted to be given hereunder, or for purposes of billing, process, correspondence, and any other legal purposes whatsoever, shall be deemed sufficient if given by a communication in writing by United States mail, postage prepaid and certified and addressed as follows:

        If to Landlord, at the following address:

               J&J investments

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
               2030 MapleHollow Way
               Bountiful, Utah  84010
               (801) 292-6546

        If to Tenant, at the following address:

               Contract Service Inc.
               PO Box 65429
               Salt Lake City, Utah 84165-0429

35. GOVERNING LAW: The terms of this Agreement shall be governed by and construed in accordance with Utah law.

36. DOCUMENTATION: The parties hereto agree to execute such additional documentation as may be necessary or desirable to carry out the intent of this Agreement.

37. CONTINGENCY REGARDING USE: This Lease is contingent upon there being no restrictions, covenants, agreements, laws, ordinances, rules or regulations, which would prohibit Tenant from using the above described premises for the purposes described herein.

38. INDEMNIFICATION OF LANDLORD: Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, shall hold Landlord exempt and harmless from any damage or injury to any person, or the goods, wares and merchandise of any person, arising from the use of the Demised Premises by Tenant, or from the failure of the Tenant to keep the premises in good condition and repair, as herein provided.

39. EMINENT DOMAIN: If at any time during the term of this Lease the entire Demised Premises or any part thereof shall be taken as a result of the exercise of the power of eminent domain or by an agreement in lieu thereof, this Lease shall terminate as to the part so taken as of the date possession is taken by the condemning authority. If all or any substantial portion of the Demised Premises shall be taken, Landlord may terminate this Lease at its option, by giving Tenant written notice of such termination within thirty (30) days of such taking. If all or a portion of the premises taken are so substantial that Tenant's use of the Demised Premises is substantially impaired, Tenant may terminate this Lease pursuant to this Article. Unless terminated as herein provided for, this Lease shall remain in full force and effect, except that the rent payable by Tenant hereunder shall be reduced in the proportion that the area of the premises so taken bears to the total premises. Landlord shall be entitled to and Tenant hereby assigns to Landlord the entire amount of any award in connection with such taking. Nothing in this Article shall give Landlord any interest in or preclude Tenant from seeking, on its own account, any award attributable to the taking of personal property or trade fixtures belonging to Tenant, or for the interruption of Tenant's business.

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
41. ENTIRE AGREEMENT: This Lease constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior discussions, understandings and agreements.

42. REPRESENTATION REGARDING AUTHORITY: The persons who have executed this Lease represent and warrant that they are duly authorized to execute this Lease in their individual or representative capacity as indicated.

        Amendment of this Lease may not be altered or amended except by a subsequent written agreement executed by all of the parties hereto.

43. REVIEW OF DOCUMENTS: The parties hereto represent that they have read and understand the terms of this Lease, and that they have sought legal counsel to the extent deemed necessary in order to protect their respective interests.

44. KEYS & LOCKS: Tenant, upon the termination of the Tenancy, shall deliver to the Landlord all the keys to the offices, rooms and restrooms which have been furnished to the Tenant.

45. AUCTION, FIRE OR BANKRUPTCY SALE: Tenant shall not conduct any auction nor permit any fire or bankruptcy sale to be held on the Demised Premises.

46. CARPETING DAMAGE AND CHAIRMATS: Tenant agrees to be responsible for the replacement of carpeting in the Demised Premises.

47. MEDIATION AND ARBITRATION. If any dispute or claim in law or equity arises out of this Lease, Tenant and Landlord agree in good faith to attempt to settle such dispute or claim by mediation under the Commercial Mediation rules of the American Arbitration Association. If such mediation is not successful in resolving such dispute or claim, then such dispute or claim shall be decided by neutral binding arbitration before a single arbitrator in accordance with the Commercial Arbitration rules of the American Arbitration Association in Salt Lake City, Utah. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. However, this paragraph does not apply to disputes or claims arising under Section 78, Chapter 36, of the Utah Code.

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
       IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the day and year first above written.

LANDLORD:                                    TENANT:

J&J INVESTMENTS                              CONTRACT SERVICE, INC.

BY: ____________________________             BY: ____________________________

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